Exhibit 99.1

CONTACT:     Roger Deacon

        UNIVEST CORPORATION OF PENNSYLVANIA

        Chief Financial Officer

         215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

Univest Announces Pricing of Public Offering of Common Stock

SOUDERTON, Pa., November 30, 2017 (PR Newswire) – Univest Corporation of Pennsylvania (NASDAQ: UVSP) (“Univest” or the “Corporation”), parent company of Univest Bank and Trust Co. (the “Bank”), today announced the pricing of an underwritten public offering of 2,300,000 shares of its common stock at a price to the public of $28.25 per share. The gross proceeds of the offering, before deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $65.0 million. In addition, the Corporation has granted the underwriters a 30-day option to purchase up to an additional 345,000 shares of its common stock at the same price. The offering is expected to close on or about December 4, 2017, subject to customary closing conditions.

The Corporation intends to use the net proceeds from the proposed offering for general corporate purposes, including providing capital to support growth organically or through strategic acquisitions, financing investments, and for investment in the Bank as regulatory capital.

Keefe, Bruyette & Woods, a Stifel Company, is acting as lead book-running manager for the offering. Piper Jaffray & Co. is acting as co-manager.

The shares of common stock are being offered and sold pursuant to an effective shelf registration statement that Univest previously filed with the Securities and Exchange Commission (the “SEC”). A final prospectus supplement and the accompanying prospectus related to the offering are being filed with the SEC and will be available at the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019; or by calling Keefe, Bruyette & Woods, Inc. toll-free at (800) 966-1559.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, which is made only by means of the prospectus supplement and the accompanying prospectus, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The common stock to be offered in the public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Univest Corporation

Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has total assets of approximately $4.42 billion. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as New Jersey and Maryland and online at www.univest.net.

Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements regarding the proposed public offering and the anticipated use of proceeds therefrom, and are subject to a number of risks and uncertainties that may cause actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include market risks and those relating to the satisfaction of customary closing conditions for an underwritten offering of securities, as well as the risks and uncertainties that could affect the Corporation’s business and financial results described in the prospectus supplement, prospectus and registration statement referenced above, as well as the Corporation’s other filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. Accordingly, you should not place undue reliance on any such forward looking statements. The forward-looking statements are representative only as of the date they are made and, except as required by law, the Corporation assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Corporation or persons acting on the Corporation’s behalf may issue.